REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:

The Board of Directors and Shareholders

Joaquin Basin Resources Inc.

Fort Lauderdale, Inc.

I have audited the accompanying balance sheet of Joaquin Basin Resources Inc. as of January 31, 2011 and the related statements of operations, of shareholders’ equity and of cash flows for the period ended January 31, 2011 and the period since inception, September 9, 2010, to January 31, 2011. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Joaquin Basin Resources Inc. as of January 31, 2011 and the results of its operations and its cash flows for the period then ended and for the period from inception, September 9, 2010 to January 31, 2011, in conformity with United States generally accepted accounting principles.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company as at January 31, 2011 had not established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. These factors raise substantial doubt concerning the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent on Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to make it profitable, the Company could be forced to cease development of operations. Management cannot provide any assurances that the Company will be successful in its operation. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/ s /

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

April 1, 2011

F-1

Joaquin Basin Resource Inc.

(A Development Stage Company)

Balance Sheet

at January 31, 2011

ASSETS
Current Assets
Cash	$100
Mineral Lease	7,700,000

Total Assets	$7,700,100

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	269,000
Officer Loan	$25,775

294,775

Stockholders' Equity
Common Stock, $0.001 par value: authorized 100,000,000 shares; issued and outstanding; 62,000,000 shares at January 31, 2011	62,000
Contributed Capital	7,369,000
Deficit	(25,675)

Total Shareholders' Equity	7,405,325

Total Liabilities and Shareholders' Equity	$7,700,100

The accompanying notes are an integral part of these financial statements

F-2

Joaquin Basin Resource Inc.

(A Development Stage Company)

Statement of Operations

for the period from Inception, and for the three months, ended January 31, 2011

	For the three months ended January 31, 2011	For the period ended January 31, 2011	For the period from Inception Sept. 9, 2010 to January 31, 2011

Revenue	$—	$—	$—

Cost of Sales	—	—	—

Operating Income	—	—	—

General and Administrative Expenses:
Professional Fees	1,425	1,425	1,425
Rent Expense	11,250	11,250	11,250
Other Administrative Expenses	13,000	13,000	13,000
Total General and Administrative Expenses	25,675	25,675	25,675

Net Income (Loss)	$(25,675)	$(25,675)	$(25,675)

The accompanying notes are an integral part of these financial statements

F-3

Joaquin Basin Resource Inc.

(A Development Stage Company)

Statement of Shareholders' Equity

for the period from Inception, Sept. 9, 2010, to January 31, 2011

	Common Stock		Deficit Accumulated during the	Total
	Number of	Additional	Paid-In	Development	Shareholders'
	Shares	Amount	Capital	Stage	Equity

Inception, Sept. 9, 2010	—	$—	$—	$—	$—

Common stock issued Sep. 15, 2010 at par, $0.001	62,000,000	62,000			62,000

Capital contributed, Jan. 20, 2011		7,369,000			7,369,000

Net loss for the period				(25,675)	(25,675)

Balances, December 31, 2010	62,000,000	$7,431,000	$—	$(25,675)	$7,405,325

The accompanying notes are an integral part of these financial statements

F-4

Joaquin Basin Resourse Inc.

(A Development Stage Company)

Statement of Cash Flows

for the period from Inception, Sept. 9, 2010, to January 31, 2011

	For the period ended January 31, 2011	For the period from Inception Sept. 9, 2010 to January 31, 2011

Cash flows from operating activities:
Net loss	$(25,675)	$(25,675)
Adjustments to reconcile net income to net cash provided by operations:
4,000-Kreyenhagen Trend Arces	(7,700,000)	(7,700,000)
Change in operating assets and liabilities:
Accounts Payable	269,000	269,000

Net cash (used by) operating activities	(7,456,675)	(7,456,675)

Cash flows from investing activities:
Contributed Capital	7,431,000	7,431,000
Net cash provided by investing activities	7,431,000	7,431,000

Cash flows from financing activities:
Proceeds of officer's loan	25,775	25,775
Net cash provided by by financing activities	25,775	25,775

Net increase in cash	100	100

Cash, beginning of the period	—	—

Cash, end of the period	$100	$100

Supplemental cash flow disclosure:
Interest paid	$—	$—

Taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements

F-5

Joaquin Basin Resources Inc.

(An Exploration Stage Company)

Notes to Financial Statements

January 31, 2011

1.       Organization, Nature of Business

Joaquin Basin Resources Inc. (the “Company”) was incorporated under the laws of the State of Nevada September 9, 2010. The company was formed for mineral exploration in the United States.

Current Business of the Company

The Company was capitalized by ten stockholders contributing their interest in a mineral lease in California. Their interest was held as an association of creditors of Xploration Inc., a private Nevada corporation holding the mineral lease. The investors contributed their interest to Joaquin by effecting a transfer of the lease from Xploration to Joaquin. This was formalized on January 20, 2011 with an Asset Transfer Agreement. Xploration’s 50% working interest in a mineral lease on 4,000 acres in Kings and Fresno counties of California was transferred to Joaquin. Joaquin accepted the net liabilities on the lease. The contribution of the mineral lease was recorded at its fair value, based on geologist’s report.

2.       Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting.

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

F-6

Mineral Lease

On January 20, 2011 the Company received a contribution from its stockholders of a 50% working interest (79% net revenue interest) in a mineral lease on 4,000 acres in Kings and Fresno counties in California

Volumetric calculations of the 50% lease were conducted by a geologist and valuation determined using a “P10” factor, i.e. a 10% recovery rate, at a conservative value for oil of $50 per barrel, which equated to approximately $20,000,000, (net revenue $15,800,000). The P factor was further reduced by management by approximately 50%, based on company estimates of recoverability, resulting in an approximate value of $7,700,000.

Contribution Value: Proved
Shallow Oil Field
Unconventional Acreage
Combined	$7,700,000

Fair Value of Financial Instruments

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. FASB ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The carrying amounts of the Company’s financial liabilities as at January 31, 2011 were measured against the three levels of inputs required by the standard to measure fair value:

Officer loan	$ 25,775	Level 2 based on promissory notes

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated a deferred tax credit through net operating loss carryforward. However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined in the following.

F-7

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company incurred a net loss of $25,675 in its initial period from September 9, 2010 to January 31, 2011. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to exploit or lease mining claims, or engage a working interest partner, in order to eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Exploration-Stage Company

The Company is considered an exploration-stage company, with limited operating revenues during the periods presented, as defined by Financial Accounting Standards Board FASB Accounting Standards Codification ASC 915. ASC 915 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has defined inception as September 9, 2010. Since inception, the Company has incurred an operating loss of $25,675. The Company’s working capital has been generated through credit and an officer loan. Management has provided financial data since September 9, 2010, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby we used to purchase common stock at the average market price during the period.

The Company has no potentially dilutive securities outstanding as of January 31, 2011.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the period ended January 31, 2011:

F-8

Numerator:

Basic and diluted net loss per share:
Net Loss	$(25,675)

Denominator

Basic and diluted weighted average
number of shares outstanding	62,000,000

Basic and Diluted Net Loss Per Share	$(0.00)

Accounting for Oil and Gas Producing Activities

The company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs of carrying and retaining unproved properties and exploratory dry hole drilling costs, including the costs to drill and equip development wells, and successful exploratory drilling costs to locate proved reserves are capitalized.

Exploratory drilling costs are capitalized when incurred pending the determination of whether a well has found proved reserves. A determination of whether a well has found proved reserves is made shortly after drilling is completed. The determination is based on a process which relies on interpretations of available geologic, geophysics, and engineering data. If a well is determined to be successful, the capitalized drilling costs will be reclassified as part of the cost of the well.

If a well is determined to be unsuccessful, the capitalized drilling costs will be charged to expense in the period the determination is made. If an exploratory well requires a major capital expenditure before production can begin, the cost of drilling the exploratory well will continue to be carried as an asset pending determination of whether proved reserves have been found only as long as the well has found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure is made and drilling of the additional exploratory wells is under way or firmly planned for the near future.

If drilling in the area is not under way or firmly planned, or if the well has not found a commercially producible quantity of reserves, the exploratory well is assumed to be impaired, and its costs are charged to expense. In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well is not carried as an asset for more than one year following completion of drilling.

If after that year has passed, a determination that proved reserves exist cannot be made, the well is assumed to be impaired, and its costs are charged to expense. It’s costs can however, continue to be capitalized if a sufficient quantity of reserves are discovered in the well to justify it’s completion as a producing well and sufficient progress is made assessing the reserves and the well’s economic and operating feasibility. The impairment of unamortized capital costs is measured as a lease level and is reduced to fair value if it is determined that the sum of expected future net cash flows is less than the net book value.

F-9

The company determines if impairment has occurred through either adverse changes or as a result of the annual review of all fields. During the period ended January 31, 2011 the company did not record any impairment. Development costs of proved oil and gas properties, including estimated dismantlement, restoration and abandonment costs and acquisition costs, are depreciated and depleted on a field basis by the units-of-production method using proved reserves, respectively.

The Costs of unproved oil and gas properties are generally combined and impaired over a period that is based on the average holding period for such properties and the company’s experience of successful drilling. Properties related to gathering and pipeline systems and equipment are depreciated using the straight-line method based on estimated useful lives ranging from 10 to 25 years. Generally pipeline and transmission systems are amortized over 12 to 25 years, gathering and compressing equipment is amortized over 10 years and storage equipment and facilities are amortized over 10 to 16 years.

Certain other assets are depreciated on a straight-line basis over 3 to 10 years. Buildings are depreciated on a straight-line basis over 25 years. Costs of retired, sold or abandoned properties that make up a part of an amortization base (partial field) are charged to accumulated depreciation, depletion and amortization if the units-of-production rate is not significantly affected. Accordingly, a gain or loss, if any, is recognized only when a group of proved properties (entire field) that make up the amortization base has been retired, abandoned or sold.

2. Recent Accounting Pronouncements

In March 2010, the FASB issued ASU No. 2010-11, "Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives" (codified within ASC 815 - Derivatives and Hedging). ASU 2010-11 improves disclosures originally required under SFAS No. 161. ASU 2010-11 is effective for interim and annual periods beginning after June 15, 2010. The adoption of this statement had no effect on the Company’s reported financial position or results of operations.

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition). ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010. The adoption of this statement had no effect on the Company’s reported financial position or results of operations.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have any effect on the Company’s reported financial position or results of operations.

F-10

3.       Officer Loan

January 31, 2011:	$25,775

The loan is unsecured, bears no interest, has no terms of repayment and has no maturity.

4.       Capital Structure

The Company was incorporated with an authorized capital of 75,000,000 common shares. During the period from inception, September 9, 2010 through January 31, 2011, the Company entered into the following equity transactions:

September 15, 2010: Issued 62,000,000 shares of common stock at par value of $0.001.

December 3, 2010 the Board increased the authorized capital from 75,000,000 shares to 100,000,000 shares.

As of January 31, 2011 the Company has authorized 100,000,000 of $0.001 par common stock, of which 62,000,000 shares were issued and outstanding.

5.       Contingencies, Litigation

There were no loss contingencies or legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

6.       Subsequent Events

Events subsequent to January 31, 2011 have been evaluated through March 31, 2011, the date these statements were available to be issued, to determine whether they should be disclosed. Management found no subsequent events to be disclosed.